Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2020, relating to the consolidated financial statements of International Isotopes Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and 2018.

/s/ Haynie & Company

Salt Lake City, Utah

February 9, 2021